Exhibit 99.1

FOR IMMEDIATE RELEASE

SEEBEYOND ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

Sequential Software License Growth, Multiple Seven-Figure Deals Drive Improved Results

MONROVIA, Calif., October 23, 2003 – SeeBeyond (Nasdaq: SBYN), provider of the world’s first integrated composite application network built on a comprehensive integration platform, today reported final results for the third quarter ended September 30, 2003.

Total revenue for the third quarter ended September 30, 2003, was $32.4 million compared to $28.9 million in the prior quarter and $35.7 million in the third quarter of the prior year. License revenue for the third quarter was $11.2 million compared to $7.1 million in the prior quarter and $13.4 million for the prior year’s third quarter. The Company’s international business generated 43% of total revenues for the third quarter 2003.

Net loss calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the quarter ended September 30, 2003, was $4.8 million, or $(0.06) per share compared to a net loss of $8.2 million, or $(0.10) per share in the prior year’s third quarter. Pro forma net loss for the third quarter 2003 was $4.8 million or $(0.06) per share compared to a pro forma net loss of $8.0 million or $(0.10) per share in the prior year’s third quarter. Pro forma net loss for the third quarter of 2003 excludes charges relating to amortization of stock-based compensation and amortization of sales and marketing warrants of approximately $89,000, while pro forma net loss for the prior year’s third quarter excludes charges relating to amortization of stock-based compensation and amortization of sales and marketing warrants of approximately $113,000.

SeeBeyond ended the third quarter 2003 with total cash and cash equivalents of $69.7 million and DSO of 80 days.

“Looking back at the third quarter, two factors immediately stand out — the enthusiastic reception from customers, partners and analysts to our next-generation business integration platform, and the initial signs of our new leadership team gaining traction in sales, marketing and operations,” said Jim Demetriades, founder and CEO of SeeBeyond. “There is a structural shift taking place in the integration space – customers are demanding open, standards-based solutions that extend event-driven exception management to the business user, and that protect and leverage existing I/T investments. Our ICAN 5.0 suite is leading this structural shift, and we look forward to building on this leadership to further extend our success in the marketplace.”

Carv Moore, President and COO of SeeBeyond, added, “We saw positive momentum in the third quarter with increased sales activity, larger deal sizes, a very healthy contribution from our existing customer base, and increased participation from our partner channel. While the general climate for organizational investment in integration technology remains uncertain, the quarter was an inflection point for SeeBeyond as we strive to achieve operational excellence to complement our technical excellence.”

Third Quarter 2003 Highlights:

•        SeeBeyond closed 84 customer transactions in the quarter, including four seven-figure deals, bringing its total customer base to more than 1,850 – the largest installed base in the pure-play integration space. With continued success across key verticals including financial services, healthcare, retail and manufacturing, the following customers represent new and existing business in the quarter: Blue Cross Blue Shield of Massachusetts, BDP International, The District of Columbia, Fiat, GMAC Finance, Great West Life, Hertz

Corporation, KarstadtQuelle/Itellium, Los Angeles County Department of Health Services, Nikon and SNCF.

•        With partners influencing approximately 59% of license revenue worldwide during the quarter, SeeBeyond continues to see significant results from its strategic alliances program. The Company saw continued traction during the quarter from several strategic partnerships including BearingPoint, CSC and EDS.

•        As part of its Early Adopter Program, SeeBeyond worked throughout the quarter with several leading organizations including Group Health Incorporated, HypoVereinsbank, MedPlus, Nike, Pfizer and Syngenta. As a result of this collaboration, SeeBeyond was well positioned earlier in October to announce the general availability of the SeeBeyond® Integrated Composite Application Network (ICAN) Suite v5.0 – the industry’s first open, portable integration platform for composite application development built on a single code base.

“Today, planning our IT infrastructure so that it can flexibly meet our evolving business requirements is all about knowing how to create business value through automation,” said David Dart, managing director and CIO for HypoVereinsbank (HVB) Americas. “Tomorrow, the same infrastructure must build upon this automation by enabling the rapid generation of composite applications that leverage existing IT assets — SeeBeyond’s ICAN 5.0 Suite delivers upon this vision. With the combination of eGate, eInsight, eVision and ePortal 5.0, we now have the ability to create this new breed of applications with customized end-user interfaces at a fraction of what it would cost to use standard development tools or to purchase packaged, off-the-shelf applications. Business value is no longer about packaged applications, it’s about the business-user services those applications can be orchestrated to provide.”

•        Leading European IT analyst firm, the Butler Group, praised the SeeBeyond ICAN Suite 5.0 for its full adoption of a service-oriented integration model with excellent support for standards at each layer of the model in the Butler Group Product Review September 2003. Tim Jennings, author of the Butler Group’s Product Review, added, “SeeBeyond has set a radical new agenda for integration with ICAN 5.0 – an offering that makes full use of an open, standards-based service-oriented architecture (SOA), and one that will simplify the complexity, and reduce the overall cost and time-to-value of integration projects.”

Financial Outlook

SeeBeyond projects fourth quarter 2003 revenue to be in the range of $32.0 million to $34.0 million. GAAP and pro forma net loss per share for the fourth quarter are expected to be a loss in the range of $(0.07) to $(0.05) per share.  In addition, SeeBeyond expects to further reduce losses in the first quarter of 2004, and to be breakeven or profitable on a GAAP and pro forma basis in the second quarter of 2004 and profitable on a GAAP and pro forma basis for the remainder of the 2004 fiscal year.

The Company will review its third quarter 2003 financial performance today at 2:00 PM Pacific Daylight Time / 5:00 PM Eastern Daylight Time. The toll-free dial-in number for the call from within the U.S. and Canada is (866) 406-3488 international callers may dial (630) 691-2772. A simulcast of the conference call will be available on www.seebeyond.com, and a rebroadcast following the completion of the call at www.seebeyond.com. An audio replay of the call will be available after the call until October 30, 2003, at midnight EST. The toll-free dial-in number for the replay from within the U.S. and Canada is (877) 213-9653; international callers may dial (630) 652-3041 using the access code: 7789043.

Non-GAAP Financial Measures

This press release contains pro forma net loss and net loss per share results that are not in accordance with GAAP because they exclude identified non-cash and restructuring charges. The approximate amount of the excluded charges is stated in this release so that pro forma net loss per share results can be reconciled to GAAP results. The pro forma net loss and net loss per share results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. SeeBeyond management uses this pro forma measure in evaluating the potential impact of certain operating decisions on projected financial results, in comparing the Company’s historical operating results and in comparing to competitors’ operating results. SeeBeyond includes this pro forma measure in this press release because it believes this measure enhances comparability of SeeBeyond’s results of operations to those of competitors’, to pro forma operating results SeeBeyond historically has reported and to financial models and expectations of securities analysts.

About SeeBeyond

Based on 14 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s first full J2EE-certified integrated composite application network built on a comprehensive integration platform. Beyond eAI, the SeeBeyond® Integrated Composite Application Network (ICAN) Suite helps organizations rapidly assemble and deploy enterprise-scale end-user applications built on existing systems and infrastructure to dramatically improve business operations. SeeBeyond has more than 1,850 customers worldwide, including ABB, ABN Amro, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Hewlett-Packard, Pfizer, Samsung, Sprint, Sutter Health and United Healthcare. For more information, please visit www.seebeyond.com.

# # #

SeeBeyond is a registered trademark of SeeBeyond Technology Corporation. eGate and eInsight are the trademarks of SeeBeyond Technology Corporation.  All other trademarks are the property of their respective owners.

Forward-Looking Statements

This news release includes statements that are not historical in nature and as such are intended to be forward looking statements for purposes of the safe harbor provided by the Securities Litigation Reform Act. These statements, including those made under the heading “Financial Outlook” related to projected revenues and projected GAAP and pro forma net loss per share for the fourth quarter of 2003, expected improvements in net loss levels in the first quarter of 2004, expected achievement of breakeven or profitability in the second quarter of 2004 and profitability for the remainder thereafter of 2004, and statements made by James Demetriades relating to the future structural changes in the market for integration technology and SeeBeyond’s expected future success in the marketplace, are statements based on SeeBeyond’s current expectations, assumptions, estimates and projections, its industry and its future prospects. These statements are predictions, and actual events and results may differ materially from those forward-looking statements based on certain risks, including risks related to general economic conditions and, in particular, information technology spending; the Company’s sales cycle; dependence on licensing revenue from the Company’s product suite; the Company’s dependence on strategic relationships with systems integrators and others; the Company’s international operations; market acceptance of SeeBeyond products and services, including the SeeBeyond ICAN Suite 5.0, and the potential release of competitive products, among other factors. The forward-looking statements contained in this news release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2002, and its quarterly reports on Form 10-Q. SeeBeyond does not undertake to update any forward-looking statements.

Introduction to Tables

As noted above, this press release includes pro forma operating results that are not in accordance with GAAP.  A reconciliation of the presentation of historical pro forma results to GAAP is provided in the following tables. As described in the tables, pro forma net loss excludes charges related to the amortization of stock compensation, facility consolidation and related matters, as well as sales and marketing warrants.

Contacts:
Barry Plaga	Andrea Williams
Sr. Vice President and CFO	Sr. Director of Investor Relations
(626) 408-3100	(650) 622-2188
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson
Director of Public Relations
(650) 622-2128
krawlinson@seebeyond.com

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2003
	GAAP	Adjustments(1)	Pro Forma As Adjusted
Revenues:
License	$11,249	$—	$11,249
Services	9,440	—	9,440
Maintenance	11,667	—	11,667

Total revenues	32,356	—	32,356

Cost of revenues:
License	299	—	299
Services and maintenance	10,041	—	10,041

Total cost of revenues	10,340	—	10,340

Gross profit	22,016	—	22,016

Operating expenses:
Research and development	10,142	—	10,142
Sales and marketing	12,443	—	12,443
General and administrative	3,846	—	3,846
Amortization of sales and marketing warrants	48	(48)	—
Amortization of stock-compensation	41	(41)	—

Total operating expenses	26,520	(89)	26,431

Loss from operations	(4,504)	89	(4,415)
Other income (expense)
Interest, net	11	—	11

Loss before tax provision	(4,493)	89	(4,404)
Provision for income taxes	356	—	356

Net loss	$(4,849)	$89	$(4,760)

Basic and diluted net loss per share	$(0.06)		$(0.06)

Number of shares used in calculating basic and diluted net loss per share	83,065		83,065

(1) The adjustments represent the amortization of stock-based compensation and stock warrants. The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

	Three Months Ended September 30, 2002
	GAAP	Adjustments(2)	Pro Forma As Adjusted
Revenues:
License	$13,427	$—	$13,427
Services	11,825	—	11,825
Maintenance	10,450	—	10,450

Total revenues	35,702	—	35,702

Cost of revenues:
License	707	—	707
Services and maintenance	12,054	—	12,054

Total cost of revenues	12,761	—	12,761

Gross profit	22,941	—	22,941

Operating expenses:
Research and development	8,980	—	8,980
Sales and marketing	17,689	—	17,689
General and administrative	4,624	—	4,624
Amortization of sales and marketing warrants	(56)	56	—
Amortization of stock-compensation	169	(169)	—

Total operating expenses	31,406	(113)	31,293

Loss from operations	(8,465)	113	(8,352)
Other income (expense)
Interest, net	336	—	336

Loss before tax provision	(8,129)	113	(8,016)
Provision for income taxes	27	—	27

Net loss	$(8,156)	$113	$(8,043)

Basic and diluted net loss per share	$(0.10)		$(0.10)

Number of shares used in calculating basic and diluted net loss per share	83,494		83,494

(2) The adjustments represent the amortization of stock-based compensation and stock warrants. The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

	Nine Months Ended September 30, 2003
	GAAP	Adjustments(3)	Pro Forma As Adjusted
Revenues:
License	$31,376	$—	$31,376
Services	30,495	—	30,495
Maintenance	35,164	—	35,164

Total revenues	97,035	—	97,035

Cost of revenues:
License	1,120	—	1,120
Services and maintenance	32,161	—	32,161

Total cost of revenues	33,281	—	33,281

Gross profit	63,754	—	63,754

Operating expenses:
Research and development	31,218	—	31,218
Sales and marketing	40,883	—	40,883
General and administrative	13,071	—	13,071
Restructuring and impairment charges	6,386	(6,386)	—
Amortization of sales and marketing warrants	172	(172)	—
Amortization of stock-compensation	213	(213)	—

Total operating expenses	91,943	(6,771)	85,172

Loss from operations	(28,189)	6,771	(21,418)
Other income (expense)
Interest, net	374	—	374

Loss before tax provision	(27,815)	6,771	(21,044)
Provision for income taxes	442	—	442

Net loss	$(28,257)	$6,771	$(21,486)

Basic and diluted net loss per share	$(0.34)		$(0.26)

Number of shares used in calculating basic and diluted net loss per share	82,841		82,841

(3) The adjustments represent the amortization of stock-based compensation, stock warrants and restructuring and impairment charges. The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

	Nine Months Ended September 30, 2002
	GAAP	Adjustments(4)	Pro Forma As Adjusted
Revenues:
License	$48,765	$—	$48,765
Services	32,530	—	32,530
Maintenance	28,959	—	28,959

Total revenues	110,254	—	110,254

Cost of revenues:
License	1,896	—	1,896
Services and maintenance	32,750	—	32,750

Total cost of revenues	34,646	—	34,646

Gross profit	75,608	—	75,608

Operating expenses:
Research and development	24,744	—	24,744
Sales and marketing	49,295	—	49,295
General and administrative	13,665	—	13,665
Restructuring and impairment charges	—	—	—
Amortization of sales and marketing warrants	344	(344)	—
Amortization of stock-compensation	649	(649)	—

Total operating expenses	88,697	(993)	87,704

Loss from operations	(13,089)	993	(12,096)
Other income (expense)
Interest, net	868	—	868

Loss before tax provision	(12,221)	993	(11,228)
Provision for income taxes	106	—	106

Net loss	$(12,327)	$993	$(11,334)

Basic and diluted net loss per share	$(0.15)		$(0.14)

Number of shares used in calculating basic and diluted net loss per share	81,861		81,861

(4) The adjustments represent the amortization of stock-based compensation, and stock warrants. The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
License	$11,249	$13,427	$31,376	$48,765
Services	9,440	11,825	30,495	32,530
Maintenance	11,667	10,450	35,164	28,959

Total revenues	32,356	35,702	97,035	110,254

Cost of revenues:
License	299	707	1,120	1,896
Services and maintenance	10,041	12,054	32,161	32,750

Total cost of revenues	10,340	12,761	33,281	34,646

Gross profit	22,016	22,941	63,754	75,608

Operating expenses:
Research and development	10,142	8,980	31,218	24,744
Sales and marketing	12,443	17,689	40,883	49,295
General and administrative	3,846	4,624	13,071	13,665
Restructuring and impairment charge	—	—	6,386	—
Amortization of sales and marketing warrants	48	(56)	172	344
Amortization of stock-compensation	41	169	213	649

Total operating expenses	26,520	31,406	91,943	88,697

Loss from operations	(4,504)	(8,465)	(28,189)	(13,089)
Other income (expense)
Interest, net	11	336	374	868

Loss before tax provision	(4,493)	(8,129)	(27,815)	(12,221)
Provision for income taxes	356	27	442	106

Net loss	$(4,849)	$(8,156)	$(28,257)	$(12,327)

Basic and diluted net loss per share	$(0.06)	$(0.10)	$(0.34)	$(0.15)

Number of shares used in calculating basic and diluted net loss per share	83,065	83,494	82,841	81,861

SEEBEYOND Technology Corporation

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$69,730	$80,091	$86,614	$94,114
Accounts receivable, net	28,079	20,350	33,787	33,550
Prepaid expenses and other current assets	4,760	4,559	3,137	4,180

Total current assets	102,569	105,000	123,538	131,844
Property and equipment, net	15,945	16,823	21,424	22,429
Goodwill	1,391	1,391	1,391	1,391
Other assets	2,673	2,239	2,083	1,379

Total assets	$122,578	$125,453	$148,436	$157,043
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$6,024	$6,305	$9,514	$11,343
Accrued expenses	19,412	19,412	18,707	20,709
Deferred revenues	29,241	27,132	30,026	28,141
Equipment line and advance payable - current portion	3,151	3,151	2,988	2,988
Capital lease payable - current portion	248	243	239	214

Total current liabilities	58,076	56,243	61,474	63,395
Equipment line and advance payable	543	1,522	2,473	3,260
Capital lease payable	773	645	711	750

Total liabilities	59,392	58,410	64,658	67,405
Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value - 200,000,000 shares authorized; 84,929,657 shares issued and 83,207,655 shares outstanding as of September 30, 2003 and 84,122,945 shares issued and 82,922,945 shares outstanding as of June 30, 2003 and 83,893,839 shares issued and 82,693,839 shares outstanding as of March 31, 2003 and 83,738,243 shares issued and 82,538,243 shares outstanding as of December 31, 2002	8	8	8	8
Additional paid-in capital	221,335	219,962	219,559	219,246
Treasury stock	(3,632)	(2,760)	(2,760)	(2,760)
Deferred stock compensation	(74)	(128)	(201)	(317)
Accumulated other comprehensive loss	246	(191)	(263)	(99)
Accumulated deficit	(154,697)	(149,848)	(132,565)	(126,440)

Total stockholders’ equity	63,186	67,043	83,778	89,638

Total liabilities and stockholders’ equity	$122,578	$125,453	$148,436	$157,043

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net loss	$(4,849)	$(8,156)	$(28,257)	$(12,327)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on disposal of fixed assets	5	—	(16)	—
Depreciation and amortization	1,401	1,380	4,406	4,269
Provision for doubtful accounts receivable	(351)	304	82	354
Amortization of sales and marketing warrants	48	(56)	172	344
Amortization of stock-based compensation	41	169	213	649
Non-cash restructuring and impairment charges	—	—	4,274	—
Changes in assets and liabilities:
Accounts receivable	(7,378)	(2,166)	5,389	6,538
Prepaid expenses and other current assets	(201)	(231)	(580)	(2,264)
Accounts payable	(281)	2,465	(3,044)	674
Accrued compensation and related expenses	—	(838)	(1,297)	(2,604)
Deferred revenues	2,109	1,422	1,100	2,431

Net cash used in operating activities:	(9,456)	(5,707)	(17,558)	(1,936)

Cash flows from investing activities:
Purchases of property and equipment	(528)	(3,213)	(4,416)	(7,883)
Payments to acquire companies, net of cash acquired	—	(255)	—	(255)
Related party receivable	—	—	—	366
Other	(434)	(16)	(1,294)	(1,011)

Net cash used in investing activities	(962)	(3,484)	(5,710)	(8,783)

Cash flows from financing activities:
Net repayments on bank lines of credit	(979)	(217)	(2,554)	(543)
Proceeds from issuance of common stock pursuant to public offering, net	—	—	—	59,012
Proceeds from issuance of common stock pursuant to employee stock option plan	1,336	7	1,600	3,471
Proceeds from issuance of common stock pursuant to employee stock purchase plan	2	—	347	563
Payments for the purchase of common stock	(872)	—	(872)	—
Repayments of capital lease obligation	133	—	18	—

Net cash (used in) provided by financing activities	(380)	(210)	(1,461)	62,503

Effect of exchange rate changes on cash and cash equivalents	437	(245)	345	823

Net (decrease) increase in cash and cash equivalents	(10,361)	(9,646)	(24,384)	52,607
Cash and cash equivalents at beginning of the period	80,091	109,292	94,114	47,039

Cash and cash equivalents at end of the period	$69,730	$99,646	$69,730	$99,646